UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York		10580
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (914) 925-4413

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to rule 15a-12 under the Exchange Act (17 CFR 240.15a-12)
[ ]	Pre-commencement communications pursuant to Rule 15d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 29, 2005, Handy & Harman, a wholly-owned subsidiary of WHX Corporation (“H & H”), and certain of H & H’s subsidiaries amended its Loan and Security Agreement with Wachovia Bank, National Association (the “Revolving Credit Facility”) and its Loan and Security Agreement with Steel Partners II, L.P. (the “Tranche B Term Loan”). The Revolving Credit Facility was amended to increase the borrowing base by $3,500,000 through January 31, 2006, waive certain defaults and make certain related amendments to the covenants. The Tranche B Term Loan was amended to extend an additional $10,000,000 to the Company and its subsidiaries, waive certain defaults and make certain related amendments to the covenants. Substantially all of the other terms and conditions of the Revolving Credit Facility and Tranche B Term Loan continue without amendment.

Steel Partners II, L.P. is the beneficial holder of 5,029,793 shares of the Company’s common stock, representing approximately 50% of the outstanding shares. Warren Lichtenstein, the sole executive officer and managing member of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P., is the Chairman of the Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHX CORPORATION

Dated: January 5, 2006	By:	/s/ Robert Hynes
	Name:	Robert Hynes
	Title:	Chief Financial Officer